SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported):    June 6, 2005

                          Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                         EDWARD R. DESTEFANO, PRESIDENT
                            NEW CENTURY ENERGY CORP.
                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                     (Name and address of agent for service)

                                 (713) 266-4344
          (Telephone number, including area code of agent for service)

     This Form 8-K is being filed to correct the Registrant's disclosure that Timothy Novak and R. Paul Gray are former employees of the Registrant. Mr. Novak and Mr. Gray are former Directors of the Registrant; however, at no time were Mr. Novak or Mr. Gray employed by the Registrant.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 6, 2005, New Century Energy Corp. (the "Company") entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Core Concepts, LLC ("Core Concepts"), Timothy Novak ("Novak"), a former Director of the Company, and R. Paul Gray, a former Director of the Company ("Gray")
(collectively the "Parties"). The parties renegotiated the amount of shares to be issued by the Company in consideration for monies advanced prior to the reverse merger transaction (the "Dispute").

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Pursuant  to  the terms of the Settlement Agreement, the Company agreed to issue two hundred and fifty thousand (250,000) restricted shares of the Company's common stock ("Shares") to Core Concepts in return for Core Concepts, Novak and Gray agreeing to release and forever discharge the Company, its current and former agents, attorney's, officers, directors, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, or state and/or federal securities regulations arising from the Dispute, as well as any other potential claims,. Core Concepts, Novak and Gray also agreed that they would not file any litigation or arbitration proceeding in connection with the Dispute.

The Company also gave Core Concepts piggy back registration rights in connection with the Shares, whereby if at any time before June 6, 2006, the Company proposes to file a registration statement with the SEC, Core Concepts can give notice to the Company and have the Shares included in such registration statement.


ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

In June 2005, the Company issued 250,000 shares of the Company's restricted common stock to Core Concepts in connection with the Settlement Agreement discussed above under Item 1.01 Entry Into a Material Definitive Agreement. The Company claims an exemption from registration afforded by Section 4(2) of the Act for the above issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict the transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by the Company.

     In June 2005, the Company agreed to issue 306,688 shares of the Company's restricted Common Stock to 49 investors, in connection with Offshore
Subscription Agreements, in a transaction not registered under the Act. The Company received approximately $138,699 from these issuances after the payment of costs associated with the transaction. The 306,688 shares will be issued subsequent to the filing of this report on Form 8-K. The Company claims an exemption from registration afforded by Regulation S for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

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Item 8.01 OTHER EVENTS

     In June 2005, the Company entered into a letter of intent to acquire a working interest and a royalty interest in the Wishbone Field in McMullen County, Texas. Pursuant to the terms of the letter of intent, the Company would pay a significant amount of cash as well as issue restricted shares of its common stock. The Company is currently completing its due diligence and definitive agreements are anticipated to be executed by July 7, 2005. The parties may extend the date of closing by mutual agreement. In order for the Company to close this transaction it must raise significant capital. The Company has entered into a letter of intent with a financing source to fund this transaction. The Company can provide no assurance that the financing transaction will be completed or that the acquisition will close.


ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibit  10.1(1)     Settlement  Agreement  and  Mutual  Release

(1) Filed as exhibit 16.1 to the Company's Form 8-K filed with the Commission on June 16, 2005, and incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NEW  CENTURY  ENERGY  CORP.


                                        /s/  Edward  R.  DeStefano
                                        ---------------------------------
                                    By: Edward  R.  DeStefano,  President

Date:  June  20,  2005

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